EXHIBIT 10.1

Privileged and Confidential:
For Settlement Purposes Only
Execution Copy

SETTLEMENT AGREEMENT

THIS Settlement Agreement (hereafter referred to as the “AGREEMENT”) is made effective the 1st day of May, 2009 (“EFFECTIVE DATE”) by and among: (1) Diamond Game Enterprises, Inc. (hereafter referred to as “DIAMOND”); (2) Multimedia Games, Inc. (hereinafter referred to as “MULTIMEDIA”); (3) Robert F. (Skip) Lannert (hereinafter referred to as “LANNERT”); (4) Gordon Graves (hereinafter referred to as “GRAVES”); (5) Clifton Lind (hereinafter referred to as “LIND” and together with LANNERT and GRAVES, the “INDIVIDUAL OFFICERS”); and (6) The Kaw Nation of Oklahoma, acting on its own behalf and on behalf of the Kaw Enterprise Development Authority (hereinafter referred to collectively as “THE KAW NATION”).

RECITALS

WHEREAS, DIAMOND is claiming that MULTIMEDIA and the INDIVIDUAL OFFICERS, among other things, unfairly competed with DIAMOND and as a result DIAMOND suffered damages including lost profits and lost goodwill as more fully set forth in the Third Amended Petition filed in the District Court of Oklahoma County, Case No. CJ-2004-9366, in an action entitled “Diamond Game Enterprises, Inc. v. Multimedia Games, Inc., et al.” (hereafter referred to as the “LAWSUIT”);

WHEREAS, MULTIMEDIA and the INDIVIDUAL OFFICERS deny any liability to DIAMOND and any wrongdoing alleged in the LAWSUIT;

WHEREAS, THE KAW NATION, MULTIMEDIA and the INDIVIDUAL OFFICERS filed a complaint in the United States District Court for the Western District of Oklahoma seeking to enjoin the pending LAWSUIT, which complaint was dismissed on January 16, 2009, and thereafter a timely appeal was filed in the U.S. Court of Appeals for the Tenth Circuit captioned Kaw Nation of Oklahoma, et al. v. Diamond Game Enter., Inc., et. al, Case No. 09-6014 (hereafter referred to as the “INJUNCTION PROCEEDING”);

WHEREAS, in order to avoid further litigation and the incurrence of unnecessary fees and expenses which would otherwise be incurred if these matters are not otherwise settled, DIAMOND, MULTIMEDIA, the INDIVIDUAL OFFICERS and THE KAW NATION (sometimes hereafter collectively referred to as the “PARTIES”) have reached an agreement to settle any and all disputes and alleged CLAIMS (as defined below) involving the LAWSUIT and the INJUNCTION PROCEEDING; and

WHEREAS, the PARTIES have agreed to mutually release each other from any and all alleged, potential and/or possible liability and CLAIMS arising out of the LAWSUIT and INJUNCTION PROCEEDING as further provided herein; provided, however, that nothing herein is intended to release any claims of the INDIVIDUAL OFFICERS against MULTIMEDIA, including but not limited to claims for indemnity as officers and/or directors of MULTIMEDIA.

NOW, THEREFORE, in consideration of MULTIMEDIA’s payment to DIAMOND of the amounts set forth hereafter, and in further consideration of the recitals, covenants, releases, agreements and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all PARTIES, the PARTIES hereby agree as follows:

AGREEMENT

1.           Settlement.

(a)           On or before June 8, 2009 (the “PAYMENT DATE”), MULTIMEDIA agrees to pay to DIAMOND the aggregate amount of SIXTEEN MILLION DOLLARS AND NO/100 CENTS ($16,000,000.00) (the “SETTLEMENT FUNDS”) in full and final settlement of all of DIAMOND’S CLAIMS in the LAWSUIT and in the INJUNCTION PROCEEDING.  MULTIMEDIA shall, in the next business day following the EFFECTIVE DATE, deliver by wire transfer the sum of THREE MILLION DOLLARS AND NO/100 CENTS ($3,000,000.00) (“ESCROWED FUNDS”) to McAfee & Taft’s account listed below and such funds shall be held by McAfee & Taft in trust in a segregated trust account and released to DIAMOND, with any accrued interest and without withholding, deduction or setoff of any kind, on the PAYMENT DATE.  The remaining THIRTEEN MILLION DOLLARS AND NO/100 CENTS ($13,000,000.00) of the SETTLEMENT FUNDS shall be paid on the PAYMENT DATE by wire transfer to the McAfee & Taft account listed below.   After receipt of the ESCROWED FUNDS by McAfee & Taft at the account listed above (x) the ESCROWED FUNDS shall be deemed received by DIAMOND as of the date the funds are received by McAfee & Taft, (y) MULTIMEDIA shall be deemed to have discharged its payments obligations relating to the ESCROWED FUNDS as of such date, and (z) the entire risk of loss and/or non-payment of the ESCROWED FUNDS by McAfee & Taft to DIAMOND shall be borne exclusively by DIAMOND, which risk of loss shall include, without limitation, any risk that the ESCROWED FUNDS will be subject to a lien or otherwise attached or encumbered following the transfer to McAfee & Taft.

Privileged and Confidential:
For Settlement Purposes Only

ABA #026009593
Account #071601562059
McAfee & Taft Escrow Account
Bank of America
Oklahoma City

(b)           The PARTIES acknowledge and agree that the SETTLEMENT FUNDS are intended to be allocated in the following manner:

(1) the portion attributable to DIAMOND’s lost profits (past and future):  $8 million; and

(2) the portion attributable to DIAMOND’s loss of goodwill and business reputation: $8 million.

The PARTIES further agree to each report for tax purposes the total SETTLEMENT FUNDS amount consistent with the aforementioned allocation.

(c)           Within two (2) business days of receipt of the SETTLEMENT FUNDS set forth in Section 1(a) above, DIAMOND shall file a Dismissal With Prejudice in the form attached hereto as Exhibit A thereby dismissing with prejudice the entire LAWSUIT as against all defendants.  Thereafter, MULTIMEDIA, the INDIVIDUAL OFFICERS and THE KAW NATION shall file a stipulation of dismissal dismissing with prejudice all CLAIMS against DIAMOND in the INJUNCTION PROCEEDING.  In the event that the SETTLEMENT FUNDS are not paid (or deemed paid) in full in accordance with Section 1(a) above, DIAMOND may elect, following notice to MULTIMEDIA and a 3-day opportunity to cure, to (i) bring an action against MULTIMEDIA to enforce this provision of the AGREEMENT and recover the balance of the SETTLEMENT FUNDS, or (ii) retain the ESCROWED FUNDS and proceed with its claims against the defendants in the LAWSUIT, and in the event DIAMOND receives a money judgment against any or all of the defendants therein, it shall credit the ESCROWED FUNDS against any such judgment so as to reduce any such judgment by the full amount of the ESCROWED FUNDS.

(d)           Upon receipt of the SETTLEMENT FUNDS, DIAMOND agrees (i) to return to any disclosing party all documents or electronic information designated as CONFIDENTIAL or CONFIDENTIAL – ATTORNEY’S AND EXPERTS ONLY under the PROTECTIVE ORDER during discovery in the LAWSUIT and the INJUNCTION PROCEEDING; (ii) that it shall not, directly or indirectly, aid or fund in any way the CORY CASE; (iii) that it shall not, directly or indirectly commence, aid or fund in any way, prosecute or cause to be commenced, aided, funded or prosecuted any suit, action or other proceeding against MULTIMEDIA, any of the INDIVIDUAL OFFICERS or THE KAW NATION anywhere in CURRENT MULTIMEDIA TERRITORY related to manufacture, promotion, transportation, sale, lease, deployment, play or use of the CURRENT MULTIMEDIA GAMES (hereinafter referred to as the “MGAM DISPUTED SUBJECT MATTER”); (iv) that it shall not appear voluntarily, testify voluntarily or attempt to obtain or produce voluntarily discovery in any proceeding involving the MGAM DISPUTED SUBJECT MATTER; (v) that it shall not purchase or take assignment of any CLAIM that is related to the MGAM DISPUTED SUBJECT MATTER; (vi) that it shall not make or assert against any customers, lessees, licensees or other transferees of MULTIMEDIA any CLAIMS which are related to MGAM DISPUTED SUBJECT MATTER; and (vii) that it shall not make or assert against any manufacturers, distributors or suppliers to MULTIMEDIA any CLAIMS which are related to MGAM DISPUTED SUBJECT MATTER if MULTIMEDIA has a pre-existing contractual, statutory or legal obligation to defend, indemnify, hold harmless or otherwise reimburse any such manufacturer, distributor or supplier in connection with the CLAIMS made by DIAMOND.

Privileged and Confidential:
For Settlement Purposes Only

(e)           Following the filing of the Dismissal With Prejudice by DIAMOND as provided in Section 1(c), MULTIMEDIA agrees (i) to return to DIAMOND all documents or electronic information designated as CONFIDENTIAL or CONFIDENTIAL – ATTORNEY’S AND EXPERTS ONLY under the PROTECTIVE ORDER during discovery in the LAWSUIT and the INJUNCTION PROCEEDING; (ii) that it shall not, directly or indirectly commence, aid or fund in any way, prosecute or cause to be commenced, aided, funded or prosecuted any suit, action or other proceeding against DIAMOND anywhere in CURRENT DIAMOND TERRITORY related to manufacture, promotion, transportation, sale, lease, deployment, play or use of the CURRENT DIAMOND GAMES (hereinafter referred to as the “DIAMOND DISPUTED SUBJECT MATTER”); (iii) that it shall not appear voluntarily, testify voluntarily or attempt to obtain or produce voluntarily discovery in any proceeding involving the DIAMOND DISPUTED SUBJECT MATTER; (iv) that it shall not purchase or take assignment of any CLAIM that is related to the DIAMOND DISPUTED SUBJECT MATTER; (vi) that it shall not make or assert against any customers, lessees, licensees or other transferees of DIAMOND any CLAIMS which are related to DIAMOND DISPUTED SUBJECT MATTER; (vi) that it shall not make or assert against any manufacturers, distributors or suppliers to DIAMOND any CLAIMS which are related to DIAMOND DISPUTED SUBJECT MATTER if DIAMOND has a pre-existing contractual, statutory or legal obligation to defend, indemnify, hold harmless or otherwise reimburse any such manufacturer, distributor or supplier in connection with the CLAIMS made by MULTIMEDIA.

(f)           Except as necessary to enforce any of its rights pursuant to this AGREEMENT against another party in court or otherwise or as required by law, no party shall disclose to any person or entity any information relating to the negotiation or terms of this AGREEMENT.  Notwithstanding the foregoing and subject to Section 1(g) below, (i) MULTIMEDIA may make disclosure it believes in good faith is required or advisable under applicable law, rule or regulation (including but not limited to any state or federal securities laws, rules and regulations and local, state and federal gaming laws, rules and regulations); (ii) any party may make otherwise prohibited disclosure to its legal, financial, accounting or other similar advisors, to its insurers and to bona fide prospective acquirers and investors in each case who agree to abide by the terms of this Section 1(f); (iii) if MULTIMEDIA makes public disclosure of any fact pursuant to Section 1(f)(i) above, then DIAMOND may disclose the same fact to the public.

(g)           MULTIMEDIA, THE KAW NATION and the INDIVIDUAL OFFICERS will at all times refrain from making any disparaging or negative comments about DIAMOND or any of its past or present directors, officers, agents or employees to any other person or entity.  DIAMOND will at all times refrain from making any disparaging or negative comments about THE KAW NATION, MULTIMEDIA or any of their respective past or present directors, officers (including, with respect to MULTIMEDIA, the INDIVIDUAL OFFICERS), agents or employees to any other person or entity.  The PARTIES acknowledge that this Section 1(g) shall not be construed to prevent DIAMOND, MULTIMEDIA or the INDIVIDUAL OFFICERS, or any company with which they may be affiliated, from competing with the others on a good faith basis and, when making business presentations, from making good faith comparative claims between the products of DIAMOND, MULTIMEDIA, the INDIVIDUAL OFFICERS or any company with which they may be affiliated.

(h)           Each of the PARTIES hereto understands and agrees that neither the payment of any sum of money nor the execution of this AGREEMENT shall constitute, be construed as, or be offered or received into evidence as, an admission of any wrongdoing by, or liability of, or obligation of, any party hereto.  Each of the PARTIES hereto agrees and acknowledges that this AGREEMENT is entered into for the sole purpose of resolving contested claims and disputes as well as avoiding the substantial costs, expenses, and uncertainties associated with such disputes.  It is also expressly agreed that neither this AGREEMENT, its execution, the performance of any of its terms nor any of its contents shall constitute or be construed or offered as evidence in any proceeding as an admission of any liability or any fact or any indication that any of the claims, charges, rulings or conditions made in the LAWSUIT, CLASSIFICATION ORDER or the Injunction Proceeding by any of the parties thereto against each other have any merit.

2.           Mutual Release.  Subject to, and in consideration of MULTIMEDIA’s payment (or deemed payment) in full to DIAMOND of the SETTLEMENT FUNDS and the other terms and provisions of this AGREEMENT:

Privileged and Confidential:
For Settlement Purposes Only

(a)           DIAMOND hereby releases and forever discharges MULTIMEDIA (and its officers (other than the INDIVIDUAL OFFICERS), directors, employees, agents, representatives, successors, attorneys and assigns) from any and all CLAIMS that DIAMOND ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, event, cause or thing whatsoever from the beginning of the world to the EFFECTIVE DATE, including without limitation all CLAIMS which were asserted or could have been asserted in the LAWSUIT and the INJUNCTION PROCEEDING.

(b)           MULTIMEDIA hereby releases and forever discharges DIAMOND (and its officers, directors, employees, agents, representatives, successors, attorneys and assigns) from any and all CLAIMS that MULTIMEDIA ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, event, cause or thing whatsoever from the beginning of the world to the EFFECTIVE DATE, including without limitation all CLAIMS which were asserted or could have been asserted in the LAWSUIT and the INJUNCTION PROCEEDING.

(c)           DIAMOND and the INDIVIDUAL OFFICERS each hereby release and forever discharge the other (and its officers, directors, employees, agents, representatives, successors, attorneys and assigns, if any) from any and all CLAIMS that it ever had, now has or hereafter can, shall or may have (i) which were asserted or could have been asserted in the LAWSUIT and the INJUNCTION PROCEEDING; or (ii) related to manufacture, promotion, transportation, sale, lease, deployment, play or use of the CURRENT MULTIMEDIA GAMES.

(d)           DIAMOND and THE KAW NATION each hereby release and forever discharge the other (and its officers, directors, employees, agents, representatives, successors, attorneys and assigns) from any and all CLAIMS that it ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, event, cause or thing whatsoever from the beginning of the world to the EFFECTIVE DATE, including without limitation all CLAIMS which were asserted or could have been asserted in the INJUNCTION PROCEEDING.

(e)           The discharge and release by DIAMOND in Sections 2(a), 2(c) and 2(d) above shall apply to all CLAIMS that DIAMOND may have against any insurance carrier of MULTIMEDIA, THE KAW NATION and any of the INDIVIDUAL OFFICERS.  The foregoing notwithstanding, nothing in this AGREEMENT shall operate, or be construed to operate, to discharge or release (i) any CLAIM for breach of this AGREEMENT or the PROTECTIVE ORDER (as defined below), (ii) any CLAIM that MULTIMEDIA, THE KAW NATION or any of the INDIVIDUAL OFFICERS may have against its or their respective insurance carriers; or (iii) any CLAIMS of the INDIVIDUAL OFFICERS against MULTIMEDIA, including but not limited to CLAIMS for indemnity as officers and/or directors of MULTIMEDIA.

(f)           Each party hereto has been advised by legal counsel and is familiar with the provision of Section 1542 of the California Civil Code, which is set forth below.  Each party knowingly waives any rights it may have under Section 1542, and under any similar provision of any other state or federal law, and the releases provided in Section 2 include all causes of CLAIMS whatsoever in law or in equity that are not known or are not ascertainable as of the execution of this AGREEMENT.

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3.           Independent Counsel. The PARTIES acknowledge and agree that prior to executing this AGREEMENT they have sought and obtained the advice of their own respective legal counsel concerning this AGREEMENT and the matters released herein.  Each party acknowledges that it has been fully advised regarding the nature of this AGREEMENT, and has read this AGREEMENT and understands the contents and the consequences thereof, and knowingly, willingly and voluntarily enters into in this AGREEMENT.  Further, because each party has been represented by counsel and has cooperated in the drafting and preparation of this AGREEMENT, the same shall not be construed for or against the drafter.

4.           Attorneys’ Fees. Each of the PARTIES, except as expressly otherwise set forth herein, shall bear and pay all fees and expenses each respective party hereto may incur in connection with the negotiation, preparation and execution of this AGREEMENT; provided however, that if any action at law or in equity, including an action for specific performance, is brought to enforce the provisions of this AGREEMENT, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the breaching or defaulting party, which fees may be set by the Court in a trial of such action or may be enforced by a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

Privileged and Confidential:
For Settlement Purposes Only

5.           Representations and Warranties.

(a)           MULTIMEDIA and THE KAW NATION each represent and warrant to DIAMOND, severally and not jointly, as of the EFFECTIVE DATE and the PAYMENT DATE that: (i) it has not sold, assigned, transferred, hypothecated, pledged or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any CLAIM released pursuant to this AGREEMENT; (ii) it has all the requisite corporate power and capacity to execute, deliver, and perform this AGREEMENT and any related agreements, documents or consents to which it is a party; (iii) this AGREEMENT and any related agreements, documents or consents to which it is a party have been duly authorized, executed and delivered by all necessary corporate action; (iv) this AGREEMENT and any related agreements, documents and consents to which it is a party constitute legal, valid, and binding obligations, enforceable against it in accordance with their terms; (v) no consent or approval of any other person or entity is required to authorize it to enter into this AGREEMENT or any related agreements, documents and consents to which it is a party and to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby; and (vi) to the best of its knowledge, no other person or entity (other than the other PARTIES hereto) had or has any interest in any CLAIM released pursuant to this AGREEMENT.

(b)           Each of the INDIVIDUAL OFFICERS represents and warrants to DIAMOND, severally and not jointly, as of the EFFECTIVE DATE and the PAYMENT DATE that: (i) he has not sold, assigned, transferred, hypothecated, pledged or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any CLAIM released pursuant to this AGREEMENT; (ii) this AGREEMENT and any related agreements, documents or consents to which he is a party have been duly authorized, executed and delivered; (iii) this AGREEMENT and any related agreements, documents and consents to which he is a party constitute legal, valid, and binding obligations, enforceable against him in accordance with their terms; (iv) no consent or approval of any other person or entity is required to authorize him to enter into this AGREEMENT or any related agreements, documents and consents to which he is a party and to perform his  obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby; and (v) to the best of his knowledge, no other person or entity (other than the other PARTIES hereto) had or has any interest in the any CLAIM released pursuant to this AGREEMENT.

(c)           DIAMOND represents and warrants to MULTIMEDIA, each of the INDIVIDUAL OFFICERS and THE KAW NATION as of the EFFECTIVE DATE and the PAYMENT DATE that: (i) it has not sold, assigned, transferred, hypothecated, pledged or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any CLAIM released pursuant to this AGREEMENT; (ii) it has all the requisite corporate power and capacity to execute, deliver, and perform this AGREEMENT and any related agreements, documents or consents to which it is a party; (iii) this AGREEMENT and any related agreements, documents or consents to which it is a party have been duly authorized, executed and delivered by all necessary corporate action; (iv) this AGREEMENT and any related agreements, documents and consents to which it is a party constitute legal, valid, and binding obligations, enforceable against it in accordance with their terms; (v) no consent or approval of any other person or entity is required to authorize it to enter into this AGREEMENT or any related agreements, documents and consents to which it is a party and to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby; and (vi) to the best of its knowledge, no other person or entity (other than the other PARTIES hereto) had or has any interest in the any CLAIM released pursuant to this AGREEMENT.

6.           Additional Instruments. The PARTIES agree that they shall execute and deliver any additional instruments in writing which may be necessary to carry out any agreement, term, condition or assurance in this AGREEMENT whenever the occasion shall arise and request for such instruments is reasonably made.

7.           Facsimile Reproductions.  The PARTIES acknowledge that this AGREEMENT may be circulated by facsimile transmission or by email containing an electronic copy of this AGREEMENT (e.g., PDF), and that the PARTIES may ultimately sign such facsimile transmissions (or electronic copy) as originals in order to expedite the execution of this AGREEMENT.  Any such facsimile transmission (or electronic copy) of this AGREEMENT which has been signed by all of the PARTIES shall be fully binding upon the PARTIES as though such facsimile transmission (or electronic copy) was an original or final printed agreement.

Privileged and Confidential:
For Settlement Purposes Only

8.           Entire Agreement. This AGREEMENT contains all of the agreements and representations between the PARTIES.  Other than this AGREEMENT, there are no other oral or unwritten agreements existing between or among the PARTIES.  This AGREEMENT has been executed in duplicate originals, each original to be effective as a single original copy, and enforceable against the PARTIES.  This AGREEMENT may be amended only by written instrument signed by the PARTIES hereto.  No provision of this AGREEMENT may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought.  The PARTIES acknowledge and agree that the provisions of Section 20 and 21 of the PROTECTIVE ORDER shall not terminate with the disposition of the LAWSUIT but shall continue under further order by the court in the LAWSUIT.  Any breach of the PROTECTIVE ORDER by a party or its counsel shall be deemed a breach of this AGREEMENT by such party.

9.           Benefit. This AGREEMENT shall be binding upon and shall inure to the benefit of the PARTIES hereto, and their respective heirs, devisees, personal representatives, successors, trustees, assigns, administrators, officers, directors, employees and agents. Except as expressly provided herein, nothing in this AGREEMENT shall be construed as giving any person or entity (other than the PARTIES hereto and their and their respective heirs, devisees, personal representatives, successors, trustees, assigns, administrators, officers, directors, employees and agents) any rights (including any rights based upon a claim of collateral estoppel or res judicata), remedies or claims under or in respect of this AGREEMENT or any provision hereof.  This AGREEMENT has been executed in reliance upon the provisions of Rule 408 of the Federal Rules of Evidence and all cognate state rules precluding the introduction of evidence regarding settlement negotiations or agreements.

10.           Time of Essence. Time is of the essence for all purposes of this AGREEMENT.

11.           Governing Law; Jurisdiction.  This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

12.           Mistake of Fact.  In entering and making this AGREEMENT, the PARTIES assume the risk of any mistake of fact or law.  If the PARTIES, or any of them, should later discover that any fact they relied upon in entering this AGREEMENT is not true, or that their understanding of the facts or law was incorrect, the PARTIES shall not be entitled to seek rescission of this AGREEMENT by reason thereof.  This AGREEMENT is intended to be final and binding upon the PARTIES regardless of any mistake of fact or law.

13.           Defined Terms and Construction.  The capitalized terms defined below shall have the respective meanings ascribed to them as follows:

(a)           “CLAIMS” means all claims, counterclaims, third party claims, actions, causes of action, demands, judgments, debts, expenses, losses, liabilities, and obligations of any kind and of whatever nature or character, whether accrued, actual, contingent, latent or otherwise, made or brought for the purpose of recovering any damages or for the purpose of obtaining any equitable relief or any other relief of any kind, including any of the foregoing that are acquired, directly or indirectly, after the EFFECTIVE DATE by operation of law or otherwise.

(b)           “CLASSIFICATION ORDER” means that certain interlocutory order issued in the LAWSUIT titled “Order Granting Plaintiff’s Partial Summary Judgment Against the MGAM Defendants (Regarding Classification of Games) and Denying the MGAM Defendants’ Motion for Summary Judgment” dated November 29, 2007.

(c)           “CORY CASE” means Cory Investments Ltd v. Multimedia Games, Inc.., et. al., Case No. CJ-2008-4181 (Dist. Ct. Okla. County filed May 7, 2008).

(d)           “CURRENT DIAMOND GAMES” means any games or equipment, hardware or software used in gaming that are or have been manufactured, promoted, transported, sold, leased, deployed, played or used by DIAMOND at any time on or prior to the EFFECTIVE DATE (including without limitation the Lucky Tab II, Lucky Tab II Millennium, Triple Play Series and EZ Tab games); provided, however that the CURRENT DIAMOND GAMES shall not include any game if there has been a material functional modification to the equipment, hardware or software for such game after the EFFECTIVE DATE.

Privileged and Confidential:
For Settlement Purposes Only

(e)           “CURRENT DIAMOND TERRITORY” means the markets in which DIAMOND has CURRENT DIAMOND GAMES placed in existing gaming establishments on the EFFECTIVE DATE.  DIAMOND represents that those markets are located in the following states:  Oklahoma, Alabama, Texas, Maryland, West Virginia and Kansas.

(f)           “CURRENT MULTIMEDIA GAMES” means any games or equipment, hardware or software used in gaming that are or have been manufactured, promoted, transported, sold, leased, deployed, played or used by MULTIMEDIA at any time on or prior to the EFFECTIVE DATE (including without limitation the MegaNanza and Real Time Bingo games); provided, however that the CURRENT MULTIMEDIA GAMES shall not include any game if there has been a material functional modification to the equipment, hardware or software for such game after the EFFECTIVE DATE.

(g)           “CURRENT MULTIMEDIA TERRITORY” means the markets in which MULTIMEDIA has CURRENT MULTIMEDIA GAMES placed in existing gaming establishments on the EFFECTIVE DATE.  MULTIMEDIA represents that those markets are located in the following states: AL, CA, MN, NY, OK, RI, TX, WA, WI.

(h)           “PROTECTIVE ORDER” means that certain order issued in the LAWSUIT titled “Protective Order”, dated October 4, 2005.

(i)           This AGREEMENT contains article and section headings which are for convenience of reference only.

[End of text; signature page follows]

Privileged and Confidential:
For Settlement Purposes Only

IN WITNESS WHEREOF, this Settlement Agreement has been executed and delivered by the PARTIES hereto on the date first above written.

Multimedia Games, Inc.		Diamond Game Enterprises, Inc.

By:	/s/ Anthony Sanfilippo	By:	/s/ James Breslo
Name:	Anthony Sanfilippo	Name:	James Breslo
Title:	President and Chief Executive Officer	Title	President

The Kaw Nation
Acting on its own behalf and on behalf of the Kaw Enterprise Development Authority

By:	/s/ Guy Munroe
Name:	Guy Munroe
Title:	Chairman/CEO

Robert F. (Skip) Lannert		Gordon Graves

	/s/ Robert F. Lannert		/s/ Gordon Graves

Clifton Lind

/s/ Clifton Lind

EXHIBIT A
Form of Stipulation of Dismissal for Oklahoma County Litigation
IN THE DISTRICT COURT IN AND FOR OKLAHOMA COUNTY
STATE OF OKLAHOMA

)
DIAMOND GAME ENTERPRISES, INC.,	)
)
Plaintiff,		Case No. CJ-2004-9366
v.		) Honorable Noma D. Gurich
)
MULTIMEDIA GAMES, INC., et al.,	)
)
D.fendants.		)
)

DISMISSAL WITH PREJUDICE

Plaintiff, Diamond Game Enterprises, Inc. hereby dismisses all claims in this action against Multimedia Games, Inc., Robert F. “Skip” Lannert, Clifton Lind, and Gordon Graves (collectively, “Defendants”) with prejudice, each party to bear its own attorney fees and costs.

Dated this __ of April, 2009.

John N. Hermes, OBA #4133 Jeff L. Todd, OBA # 17713 Mark D. Folger, OBA # 20700 McAfee & Taft: A Professional Corporation Two Leadership Square, Tenth Floor Oklahoma City, OK 73102.

ATTORNEYS FOR PLAINTIFF

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